FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  November 14, 2000.


                            HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)



200 W. Douglas                                                  #48-0901658
Suite #820                                                    (IRS Employer
Wichita, Kansas  67202                                  Identification No.)
(Address of principal
executive offices)


                                (316) 269-4310
                        (Registrant's telephone number)



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Item 5  Other Information

Wichita, KS, November 14, 2000 -- High Plains Corporation (Nasdaq:HIPC) was recently named one of the 50 fastest growing technology companies in Kansas and Western Missouri, by Deloitte & Touche. At the "Fast 50" awards ceremony in Kansas City, High Plains was recognized for the second year in a row for its 81 percent revenue growth from fiscal 1995 to fiscal 1999.

Gary Smith, President and CEO, praised the total organization for their efforts in making this award possible. "When I came on board two and a half years ago, we were posting $85 million in annual sales. Passing $109 million in sales this last fiscal year was a special milestone. With strong ethanol markets and our diversification efforts, we expect sales to continue to increase in the future. Not only are fuel ethanol prices up, but sales volumes of our industrial grade ethanol for October alone are over 75 percent of the industrial sales for the entire July-September quarter, and we believe that trend will continue throughout the current quarter and into the next," stated Smith.

High Plains reported sales of $29,181,796 for its fiscal first quarter ended September 30, 2000, and operating income (income before interest and taxes) of $2,467,641, or $.15 per share. Net earnings after taxes were $1,297,597, or $.08 per share. Smith projected that the balance of the year looks strong, "fundamentals are in place to allow us to project net earnings in the $.12 to $.14 per share range for the current (second) fiscal quarter, and it appears that the third quarter should be strong also," he continued. "If grain, ethanol and natural gas prices continue in the ranges that we expect, even the fourth quarter, which is historically our weakest, also should show good profitability," concluded Smith.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The company operates facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     November 14, 2000              HIGH PLAINS CORPORATION

                                         /s/Gary R. Smith
                                         President & CEO